Exhibit 10.1

Convertible Notes Modification and Default Waiver Agreement

This Convertible Notes Modification and Default Waiver Agreement (the "Agreement") is entered into as of January 23, 2023 (the "Effective Date") by and between TL-66 LLC, a California limited liability company ("Creditor") and Axim Biotechnologies, Inc., a Nevada corporation ("AXIM" or the "Company") and Sapphire Biotechnologies, Inc, a Delaware corporation, wholly owned subsidiary of AXIM ("Sapphire"), with reference to the following facts.

RECITALS

A.AXIM has issued and outstanding to Creditor five (5) secured convertible promissory notes, as amended (Secured Convertible Promissory Notes #2, #3 and #4 dated September 16, 2016 and Secured Convertible Promissory Notes #6 and #7 dated October 20, 2016), having an aggregate face value of $984,478 as of the Effective Date, which have a security interest in all of the Company's assets (the "Secured Notes") and:

B.All of the Secured Notes are in default; and

C.AXIM and Creditor desire to cure all defaults on the Secured Notes, waive accrued interest on the Secured Notes and to further modify the Secured Notes as set forth herein; and

D.AXIM has issued and outstanding to Creditor a convertible note, face value $365,930.67 (the "TL-66 Note"), which is also in default; and

E.AXIM and Creditor desire to cure all defaults on the TL-66 Note and waive accrued interest on the TL-66 Notes as set forth herein; and

F.Sapphire has issued and outstanding to Creditor a convertible note, face value $190,000 (the "Sapphire Note"), which is also in default; and

G.Sapphire and Creditor desire to cure all defaults on the Sapphire Note and waive accrued interest on the Sapphire Note as set forth herein; and

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Modification and Waivers of the Secured Notes. Creditor agrees to waive and forfeit all interest accrued on the Secured Notes through December 31, 2022, in the aggregate amount of $216,572. All prior defaults on the Secured Notes are hereby waived through the Effective Date, and the next interest payments due on each of the Secured Notes is extended from April 1, 2023, to July 1, 2023. In addition, the Conversion Price for each of the Secured Notes is hereby reduced from $0.2201 to $0.04. This Agreement serves to modify and amend each of the Secured Notes as set forth herein, in all other respects the terms of the Secured Notes remain in full force and effect.

2.Waivers for the TL-66 Note. Creditor agrees to waive and forfeit all interest accrued on the TL-66 Note through January 27, 2023, in the aggregate amount of $11,190.96, and to waive all prior defaults on the TL-66 Note through the Effective Date.

3.Waivers for the Sapphire Note. Creditor agrees to waive and forfeit all interest accrued on the Sapphire Note through December 31, 2022, in the aggregate amount of $17,115.84 and to waive all prior defaults on the Sapphire Note through the Effective Date.

4.Choice of Law; Venue.  This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law.  The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

5.Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

6.Further Assurances.  Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

7.Counterparts/Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

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IN WITNESS WHEREOF, the parties hereto have executed this Convertible Notes Modification and Default Waiver Agreement as of the day and year first written above.

CREDITOR:

TL-66 LLC,

a California limited liability company

By:	/s/ James R. Arabia
James R. Arabia, President

AXIM:

Axim Biotechnologies, Inc.,

a Nevada corporation

By:	/s/ John w. Huemoeller, II
John W. Huemoeller II, Chairman and CEO

SAPPHIRE:

Sapphire Biotech, Inc.

a Delaware corporation

By:	/s/ Catalina Valencia
Catalina Valencia, CEO